Exhibit 23.4

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-176723) pertaining to the 2008 Long Term Incentive Compensation Plan,

(2)	Registration Statement (Form S-8 No. 333-157669) pertaining to the 2008 Long Term Incentive Compensation Plan,

(3)	Registration Statement (Form S-8 No. 333-108173) pertaining to the 2003 Long Term Incentive Compensation Plan,

(4)	Registration Statement (Form S-8 No. 333-198135) pertaining to the 2008 Long Term Incentive Compensation Plan, and

(5)	Registration Statement (Form S-4 No. 333-222936) pertaining to the proposed merger transaction with Pinnacle Entertainment, Inc.;

of our report dated August 29, 2016, with respect to the financial statements of Kansas Entertainment, LLC included in this Annual Report (Form 10-K) of Penn National Gaming, Inc. and Subsidiaries for the year ended December 31, 2017.

/s/ Ernst & Young, LLP

Philadelphia, Pennsylvania

March 1, 2018